Exhibit 99.2

    Information included in a presentation to holders of $155 Million Senior Notes of Fedders North America, Inc. on July 27, 2005.

         The Company has offered for sale (i) all of the capital stock of Melcor Corporation, a subsidiary of the Company, and (ii) an industrial facility and 182 acres of development property in Walkersville, Maryland. The Company currently expects minimum cash proceeds from the two transactions to total in excess of $30 million. An auction of the facility and property in Maryland will take place on November 1, 2005.